UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) November 28, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

At the time of emergence from bankruptcy on July 31, 2017, Tidewater Inc. (“Tidewater” or the “Company”) and certain of its subsidiaries and the lessor parties (the “Sale Leaseback Parties”) to certain sale leaseback agreements holding claims thereunder (collectively, the “Sale Leaseback Claims”) had not reached agreement with respect to the allowed amount of the Sale Leaseback Claims. Accordingly, at that time, the Company reserved a portion of the aggregate cash, new creditor warrants and new secured notes (“Sale Leaseback Reserve”) ultimately to be distributed to holders of Class 3 General Unsecured Claims (as defined in the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of the Debtors, as modified by the Confirmation Order) pending resolution of the Sale Leaseback Claims.  In August 2017, Tidewater reached settlements with the Sale Leaseback Parties, other than Fifth Third Equipment Finance Company (“Fifth Third”), to resolve their respective Sale Leaseback Claims.

On November 28, 2017, Tidewater entered into a letter agreement with Fifth Third that settled and resolved its Sale Leaseback Claim. Pursuant to the letter agreement, Fifth Third was permitted an allowed claim of $67.5 million. As with each of the other Sale Leaseback Parties, Fifth Third’s claim was settled for an amount less than the amount reserved.  Fifth Third’s allowed claim will be treated and receive the same proportionate initial distribution as if it had been an allowed claim as of the Effective Date assuming the full Sale Leaseback Reserve.

Fifth Third’s claim is the final claim that needed to be resolved with the holders of Class 3 General Unsecured Claims.  Accordingly, the Company will proceed as soon as practicable to distribute the remaining cash, new creditor warrants and new secured notes in the Sale Leaseback Reserve to all holders of allowed Class 3 General Unsecured Claims.  In the aggregate, Tidewater expects to distribute, pro rata, approximately $8.7 million in cash, $13.2 million in face amount of new secured notes and 1.1 million new creditor warrants to the holders of allowed Class 3 General Unsecured Claims through this final distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By: /s/ Bruce D. Lundstrom

Bruce D. Lundstrom

Executive Vice President, General Counsel and Secretary

Date: November 29, 2017

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